Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports 2020 Operating Results,
Provides 2021 Guidance, and Declares Dividend

Indianapolis, Indiana, February 11, 2021 - Kite Realty Group Trust (NYSE: KRG) reported today its operating results for the fourth quarter and year ended December 31, 2020.

“Despite the challenges we’ve all faced in 2020, I am extremely proud of KRG’s ability to handle adversity and deliver strong results,” said John A. Kite, Chairman and CEO. “Our performance is a testament to our people, processes, properties and tenants. As the rate of vaccinations accelerates, KRG is positioned to continue our sector-leading operations and capitalize on new opportunities.”

2020 Key Highlights
•Successfully navigated the pandemic with a variety of initiatives and measures such as, ensuring employee safety, providing curbside pickup locations for our tenants, launching the KRG Small Business Lending Program, and maintaining strong leasing volume throughout 2020.
•Approximately 95% of total fourth quarter base rent and recoveries have been collected.
◦Less than 1% of fourth quarter base rent and recoveries have been deferred.
•Purchased Eastgate Crossing and a Pan Am Plaza partnership interest for an aggregate of approximately $68.0 million.
•Sold one non-operating asset for approximately $14.0 million and four outparcels for $7.8 million.
•Commenced construction on three development/redevelopment projects, consisting of approximately $12.6 million of capital commitments, that are anticipated to produce an average cash yield between 14.0% – 15.0%.
•Paid $0.4495 in dividends in 2020; KRG was one of the few open-air peers to continuously pay a dividend.
•Operating cash flow generated in 2020 fully covered operating expenses, capital expenses, development spend and dividend payments in the year with proceeds remaining to generate additional returns.

Full Year Financial and Operational Results
•Realized net loss attributable to common shareholders of $16.2 million, or $0.19 per common share, compared to net loss of $0.5 million, or $0.01 per common share, for the twelve months ending December 31, 2020 and 2019, respectively.
•Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $108.7 million, or $1.26 per diluted common share, and FFO as adjusted of $112.0 million, or $1.29 per diluted common share.
•Same-Property Net Operating Income (NOI) decreased by 6.6% as a result of the impact of COVID-19.
•Executed 215 new and renewal leases representing over 1.5 million square feet.

◦GAAP leasing spreads of 21.3% (9.1% cash basis) on 42 comparable new leases, 12.0% (6.1% cash basis) on 116 comparable renewals, and 14.5% (7.0% cash basis) on a blended basis in 2020.
◦Excluding two strategic anchor leases related to bankrupt fitness tenants, blended spreads were 19.5% on a GAAP basis and 9.8% on a cash basis.

Fourth Quarter Financial Results
•Realized net loss attributable to common shareholders of $6.8 million, or $0.08 per common share, compared to net income of $15.3 million, or $0.18 per common share, for the three months ending December 31, 2020 and 2019, respectively.
•Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $25.5 million, or $0.29 per diluted common share, and when removing the $3.3 million impact of severance charges FFO as adjusted of $28.7 million, or $0.33 per diluted common share.
•Same-Property Net Operating Income (NOI) decreased by 10.5% as a result of COVID-19.
•As detailed on page 18 of our supplemental, KRG’s bad debt reserve this quarter was approximately $3.4 million, primarily comprised of:
◦$2.6 million for rental income due during the fourth quarter, which represents approximately 4% of all fourth quarter billings.

Fourth Quarter Portfolio Operations
•Executed 60 new and renewal leases representing over 533,500 square feet.
◦GAAP leasing spreads of 9.8% (-4.1% cash basis) on 11 comparable new leases, 7.7% (1.0% cash basis) on 26 comparable renewals, and 8.4% (-0.7% cash basis) on a blended basis.
◦Excluding two strategic anchor leases related to bankrupt fitness tenants, blended spreads were 13.4% on a GAAP basis and 6.8% on a cash basis.
•Annualized base rent (ABR) for the operating retail portfolio was $18.42, a 3.3% increase year-over-year and an all-time company high.
•Retail leased percentage was 91.2%, a decrease of 490 basis points year-over-year.
◦The closure of Stein Mart contributed 250 basis points of the year-over-year decrease in retail leased percentage.

Fourth Quarter Transaction Activity
•Purchased one asset and one partnership interest for an aggregate of $68 million:
◦Eastgate Crossing, a Trader Joe’s anchored community center in Chapel Hill, NC, and
◦Remaining 15% interest in Pan Am Plaza in Indianapolis, IN.

Fourth Quarter Development Activity
•Completed Eddy Street Phase II at Eddy Street Commons at the University of Notre Dame in South Bend, IN.
•Commenced construction on the redevelopment of a vacant Macy’s box at Glendale Town Center in Indianapolis.
◦New tenants will include Ross Dress for Less, Old Navy, Five Below and additional small shop tenants.
◦KRG will own 100% of the project with a net capital requirement of $3.9 million.

Balance Sheet Overview
•As of December 31, 2020, KRG’s net-debt-to-Adjusted EBITDA, proforma for the asset purchase in the fourth quarter, was 6.8x.
•Zero debt maturities until 2022.

Dividends
•On February 10th, KRG’s Board of Trustees declared a dividend of $0.17 per common share. The dividend will be payable on or about April 15, 2021, to shareholders of record as of April 8, 2021.

Virtual Market Tour Series
•In order to showcase the Company’s high-quality, open-air retail real estate, KRG introduced a Virtual Market Tour Series in early September.
◦Updated in the fourth quarter to include Raleigh, Charlotte, Tampa and Orlando markets.
◦To view the Company’s Virtual Market Tours visit our Market Highlights page at KRG Virtual Property Tours.

2021 Earnings Guidance
KRG is providing 2021 guidance for FFO, as adjusted, of $1.24 to $1.34 per share.

•Estimated 2021 FFO, as adjusted, excludes the impact of 2020 bad debt or 2020 accounts receivable (“2020 Collection Impact”). In the future, should there be previous bad debt collected (recognized as revenue) or accounts receivable written off (recognized as expense) related to 2020 billings, KRG will disclose the impact, but exclude it from FFO, as adjusted.
•The guidance assumes $8.2 million of 2021 bad debt and includes a to be determined asset sale that will match-fund the Eastgate Crossing acquisition.
•The Company intends to continue reporting unadjusted NAREIT FFO, which will be reconciled to Net Income, but will not be guiding to it to limit confusion.

Net Income to FFO, as adjusted, Reconciliation
	Low End	High End
Net Income	($0.13)	($0.03)
Depreciation	1.37	1.37
FFO, as adjusted Guidance	$1.24	$1.34

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Friday, February 12, 2021, at 9:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 1891788). In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook

Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus(“COVID-19”), including possible resurgences and mutations, on the financial condition, result of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused and may continue to cause many of the Company’s tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their obligations, and therefore has and will continue to impact us significantly for the foreseeable future. COVID-19 has impacted the Company significantly, and the extent to which it will continue to impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the speed and effectiveness of vaccine and treatment developments and distribution pipeline, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, and possible short-term and long-term effects of the pandemic on consumer behavior, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent or request rent concessions, and the risk of tenant insolvency and bankruptcy; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, periodic costs to repair, renovate and re-lease spaces, operating costs and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; risks related to the geographical concentration of the Company’s properties in Florida, Indiana, Texas, Nevada and North Carolina; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires, including such events or conditions that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	December 31, 2020	December 31, 2019
Assets:
Investment properties at cost:	$3,143,961	$3,087,391
Less: accumulated depreciation	(755,100)	(666,952)
	2,388,861	2,420,439

Cash and cash equivalents	43,648	31,336
Tenant and other receivables, including accrued straight-line rent of $24,783 and $27,256, respectively	57,154	55,286
Restricted cash and escrow deposits	2,938	21,477
Deferred costs, net	63,171	73,157
Prepaid and other assets	39,975	34,548
Investments in unconsolidated subsidiaries	12,792	12,644
Total Assets	$2,608,539	$2,648,887
Liabilities and Shareholders' Equity:
Mortgage and other indebtedness, net	$1,170,794	$1,146,580
Accounts payable and accrued expenses	77,469	69,817
Deferred revenue and other liabilities	85,649	90,180
Total Liabilities	1,333,912	1,306,577
Commitments and contingencies
Limited Partners' interests in Operating Partnership and other	43,275	52,574
Equity:
Kite Realty Group Trust Shareholders' Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 84,187,999 and 83,963,369 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	842	840
Additional paid in capital	2,085,003	2,074,436
Accumulated other comprehensive loss	(30,885)	(16,283)
Accumulated deficit	(824,306)	(769,955)
Total Kite Realty Group Trust Shareholders' Equity	1,230,654	1,289,038
Noncontrolling Interest	698	698
Total Equity	1,231,352	1,289,736
Total Liabilities and Shareholders' Equity	$2,608,539	$2,648,887

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2020 and 2019
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Rental income	$66,311	$73,705	$257,670	$308,399
Other property related revenue	1,970	1,416	8,597	6,326
Fee income	79	144	378	448
Total revenue	68,360	75,265	266,645	315,173
Expenses:
Property operating	10,562	11,636	41,012	45,575
Real estate taxes	9,316	8,992	35,867	38,777
General, administrative, and other	10,855	7,691	30,840	28,214
Depreciation and amortization	31,818	30,765	128,648	132,098
Impairment charges	—	—	—	37,723
Total expenses	62,551	59,084	236,367	282,387
Gain (loss) on sale of operating properties, net	(159)	14,005	4,733	38,971
Operating income	5,650	30,186	35,011	71,757
Interest expense	(12,284)	(12,383)	(50,399)	(59,268)
Income tax benefit of taxable REIT subsidiary	200	94	696	282
Loss on debt extinguishment	—	(1,950)	—	(11,572)
Equity in loss of unconsolidated subsidiaries	(429)	49	(1,685)	(628)
Other income (expense), net	21	(141)	254	(573)
Net (loss) income	(6,842)	15,855	(16,123)	(2)
Net loss (income) attributable to noncontrolling interests	48	(541)	(100)	(532)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(6,794)	$15,314	$(16,223)	$(534)

Net (loss) income per common share - basic and diluted	$(0.08)	$0.18	(0.19)	(0.01)

Weighted average common shares outstanding - basic	84,192,462	83,960,045	84,142,261	83,926,296
Weighted average common shares outstanding - diluted	84,192,462	84,478,245	84,142,261	83,926,296
Cash dividends per common share	$0.0800	$0.3175	$0.4495	$1.2700

Kite Realty Group Trust
Funds From Operations
For the Three and Twelve Months Ended December 31, 2020 and 2019
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Funds From Operations
Consolidated net (loss) income	$(6,842)	$15,855	$(16,123)	$(2)
Less: net income attributable to noncontrolling interests in properties	(132)	(132)	(528)	(528)
Less: (Gain) loss on sales of operating properties	159	(14,005)	(4,733)	(38,971)
Add: impairment charges	—	—	—	37,723
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	32,265	31,065	130,091	133,184
FFO of the Operating Partnership[1]	25,450	32,783	108,707	131,406
Less: Limited Partners' interests in FFO	(662)	(785)	(2,826)	(3,153)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$24,788	$31,998	$105,881	$128,253
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.29	$0.38	$1.26	$1.53
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.29	$0.38	$1.26	$1.52

FFO of the Operating Partnership[1]	$25,450	$32,783	$108,707	$131,406
Add: severance charge	3,253	—	3,253	—
Add: loss on debt extinguishment	—	1,950	—	11,572
FFO, as adjusted, of the Operating Partnership	$28,703	$34,733	$111,960	$142,978
FFO, as adjusted, per share of the Operating Partnership - basic	$0.33	$0.40	$1.30	$1.66
FFO, as adjusted, per share of the Operating Partnership - diluted	$0.33	$0.40	$1.29	$1.66

Weighted average common shares outstanding - basic	84,192,462	83,960,045	84,142,261	83,926,296
Weighted average common shares outstanding - diluted	84,371,027	84,478,245	84,309,712	84,214,079
Weighted average common shares and units outstanding - basic	86,420,398	86,070,082	86,361,139	86,027,409
Weighted average common shares and units outstanding - diluted	86,598,962	86,588,282	86,528,591	86,315,191

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income	$(0.08)	$0.18	$(0.19)	$—
Less: net income attributable to noncontrolling interests in properties	—	—	(0.01)	(0.01)
Less: Gain on sales of operating properties	—	(0.16)	(0.05)	(0.45)
Add: impairment charges	—	—	—	0.44
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.37	0.36	1.50	1.54
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1]	$0.29	$0.38	$1.26	$1.52

Add: severance charge	0.04	—	0.04	—
Add: loss on debt extinguishment	—	0.02	—	0.13
FFO, as adjusted, of the Operating Partnership per diluted share/unit [2]	$0.33	$0.40	$1.29	$1.66

1	“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. For informational purposes, we have also provided FFO adjusted for loss on debt extinguishment.

From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, the impact on earnings from employee severance, and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Twelve Months Ended December 31, 2020 and 2019
(Unaudited)

($ in thousands)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Number of properties for the period[1]	82	82

Leased percentage at period end	91.5%	96.1%		91.5%	96.1%
Economic Occupancy percentage[2]	90.4%	93.4%		92.1%	92.8%

Minimum rent	$49,116	$50,872		$199,358	$200,824
Tenant recoveries	15,661	15,230		60,652	59,960
Bad debt	(2,870)	(489)		(12,102)	(2,087)
Other income	170	1,177		597	2,111
	62,077	66,790		248,505	260,808

Property operating expenses	(9,170)	(9,189)		(34,325)	(34,719)
Real estate taxes	(8,961)	(8,521)		(34,874)	(34,119)
	(18,131)	(17,710)		(69,199)	(68,838)
Same Property NOI	$43,946	$49,080	(10.5)%	$179,306	$191,970	(6.6)%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$43,946	$49,080		$179,306	$191,970
Net operating income - non-same activity[3]	4,457	5,413		10,082	38,403
Other expense, net	(129)	146		(357)	(471)
General, administrative and other	(10,855)	(7,691)		(30,840)	(28,214)
Loss on debt extinguishment	—	(1,950)		—	(11,572)
Impairment charges	—	—		—	(37,723)
Depreciation and amortization expense	(31,818)	(30,765)		(128,648)	(132,098)
Interest expense	(12,284)	(12,383)		(50,399)	(59,268)
Gain (loss) on sales of operating properties	(159)	14,005		4,733	38,971
Net loss (income) attributable to noncontrolling interests	48	(541)		(100)	(532)
Net loss attributable to common shareholders	$(6,794)	$15,314		$(16,223)	$(534)

1
Same Property NOI excludes (i) The Corner, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) Eddy Street Commons - Phases II and III developments, (iii) the recently acquired Eastgate Crossing and Nora Plaza, and (iv) office properties.

2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
3	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable in exchange for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the following: the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company a) begins recapturing space from tenants or b) the contemplated plan significantly impacts the operations of the property. For the quarter ended December 31, 2020, the Company excluded three redevelopment properties from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded two recently acquired properties from the same property pool.

Kite Realty Group Trust
Earnings Before Interest, Tax, Depreciation, and Amortization
For the Three Months Ended December 31, 2020
(Unaudited)

($ in thousands)
Three Months Ended December 31, 2020
Consolidated net loss	$(6,842)
Adjustments to net income:
Depreciation and amortization	31,818
Interest expense	12,284
Income tax benefit of taxable REIT subsidiary	(200)
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	37,060
Adjustments to EBITDA:
Unconsolidated EBITDA	352
Gain on sales of operating properties	159
Severance charges	3,253
Other income and expense, net	408
Noncontrolling interest	(132)
Adjusted EBITDA	41,100

Annualized Adjusted EBITDA[1]	164,402

Company Share of Net Debt:
Mortgage and other indebtedness	$1,170,794
Less: Partner share of consolidated joint venture debt [2]	(1,102)
Less: Cash, cash equivalents, and restricted cash	(47,760)
Plus: Company share of unconsolidated joint venture debt	22,150
Plus: Debt Premium	5,282
Company Share of Net Debt	$1,149,364
Net Debt to Adjusted EBITDA	7.0x
Net Debt to Pro-Forma Adjusted EBITDA [3]	6.8x

1	Represents Adjusted EBITDA for the three months ended December 31, 2020 (as shown in the table above) multiplied by four.
2	Partner share of consolidated joint venture debt is calculated based upon the partner's pro-rata ownership of the joint venture, multiplied by the related secured debt balance.
3	Reflects as if Eastgate Crossing was owned for the entire 4th quarter

The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) other income and expense, (iv) noncontrolling interest EBITDA and (v) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results.